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                                                                   Exhibit 10.57



                            SIXTH AMENDMENT OF LEASE

         THIS SIXTH AMENDMENT OF LEASE (this "Amendment") is made as of the 1st day of May, 2002, between VITAMIN REALTY ASSOCIATES, L.L.C. (the "LESSOR), a New Jersey limited liability company, having an address at 225 Long Avenue, Hillside, New Jersey 07205, and WIRE ONE TECHNOLOGIES, INC. (the "LESSEE"), a Delaware corporation, having an address at 225 Long Avenue, Hillside, New Jersey 07205.

                               W I T N E S S E T H

         WHEREAS, pursuant to that certain Lease Agreement dated March 20, 1997 by and between LESSOR and All Communications Corporation, the predecessor of LESSEE, LESSOR leased to All Communications Corporation certain premises consisting of approximately 1,560 rentable square feet of warehouse space on the first floor of the building known as 225 Long Avenue, Hillside, New Jersey (the "Building"), and approximately 7,180 rentable square feet of office space on the second floor of the Building (collectively the "Demised Premises"); and

         WHEREAS, pursuant to that certain First Amendment of Lease dated as of December, 1997, LESSOR and All Communications Corporation amended the Lease to add to the Demised Premises an additional 5,840 rentable square feet of warehouse space on the first floor of the Building; and

         WHEREAS, pursuant to that certain Second Amendment of Lease dated as of December, 1999, LESSOR and All Communications Corporation amended the Lease to provide that the Demised Premises consisted of a total of 13,730 rentable square feet of warehouse space on the first floor of the Building, and a total of 8,491 rentable square feet of office space on the second floor of the Building; and

         WHEREAS, pursuant to that certain Third Amendment of Lease dated as of June 1, 2000, LESSOR and LESSEE amended the Lease to provide that the Demised Premises consists of a total of 18,000 rentable square feet of warehouse space on the first floor of the Building, and a total of 15,215 rentable square feet of office and warehouse space on the second floor of the Building; and

         WHEREAS, pursuant to that certain Fourth Amendment of Lease dated as of August 29, 2000, LESSOR and LESSEE amended the Lease to provide that the Demised Premises consists of a total of 18,000 rentable square feet of warehouse space on the first floor of the Building, and a total of 20,954 rentable square feet of office and warehouse space on the second floor of the Building; and

         WHEREAS, pursuant to that certain Fifth Amendment of Lease dated as of May 1, 2001 (a copy of which is attached, and which, as modified herein, LESSOR and LESSEE hereby confirm, and which, together with the Lease Agreement, First Amendment, Second Amendment, Third Amendment and Fourth Amendment referred to above, shall collectively be referred to herein as the "Lease"), LESSOR and LESSEE amended the Lease to provide that the Demised Premises consists of a total of 22,800 rentable square feet of warehouse space on the first floor of the Building, and a total of 24,905 rentable square feet of office and warehouse space on the second floor of the Building.

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         WHEREAS, LESSOR and LESSEE have agreed to further amend the Lease, on the terms and conditions hereinafter set forth; and

         WHEREAS, all capitalized terms defined in the Lease and not otherwise defined herein shall have their respective meanings set forth in the Lease.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree that the Lease is hereby amended as follows:

         1. (a) Effective as of May 1, 2002 (the "Contraction Space Commencement Date"), LESSOR shall recapture from LESSEE, and LESSEE shall surrender to LESSOR, 19,800 rentable square feet of warehouse space on the first floor of the Building (the "Surrendered Warehouse Space") and 8,791 rentable square feet of space located on the second floor of the Building (such surrendered space, collectively, the "Contraction Space"). For all purposes of the Lease, including this Amendment, the term "Demised Premises" shall, as of the Contraction Space Commencement Date, consist of the Demised Premises prior to that Date less the Contraction Space.

                  (b) LESSOR and LESSEE each hereby agrees that the Demised Premises shall, as of the Contraction Space Commencement Date, consequently consist of a total of 3,000 rentable square feet of warehouse space on the first floor of the Building, and a total of 16,114 rentable square feet of office space on the second floor of the Building, which Demised Premises are more particularly depicted in Schedule A hereto.

         2. Section 1.1(ar) of the Lease is hereby amended to provide that the Termination Date shall be April 30, 2005. LESSEE shall have the option to renew the Lease for an additional three-year term, commencing May 1, 2005, on the same terms and conditions prevailing under the Lease at April 30, 2005, with the exception that the Basic Rent shall during such additional three-year term be $193,754.00 per annum, payable in monthly installments of $16,146.17.

         3. (a) Schedule B of the Fifth Amendment is hereby superseded and replaced, effective as of May 1, 2001, with Schedule B annexed hereto. LESSEE shall, in addition to any Additional Rent otherwise due under the Lease, pay to LESSOR, for each of the six months commencing as of the Contraction Space Commencement Date, (i) the amount of $6,675 and (ii) the amount of Additional Rent that would have been payable by LESSEE in respect of utilities charges and other building operating expenses allocable to the Surrendered Warehouse Space for such month.

                  (b) LESSEE's Proportionate Share with respect to the Demised Premises shall be 12% as of the Contraction Space Commencement Date.


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         4. Except as set forth in subsection (a) above, LESSEE agrees that it has inspected the Demised Premises, and agrees to occupy same in its "AS IS" condition.

         5. LESSOR and LESSEE each represents to the other that is has not dealt with any broker or agent with respect to the Demised Premises or this Lease and each shall indemnify and hold harmless the other from and against any and all liabilities, claims, suits, demands, judgments, costs, interests and expenses to which it may be subject or suffer by reason of any claim made by any person, firm or corporation for any commission, expense or other compensation as a result of the execution and delivery of this Lease and based on alleged conversations or negotiations by said person, firm or corporation with either LESSOR or LESSEE, as the case may be.

         6. As hereby modified and amended, the Lease shall remain in full force and effect.

         7. This Amendment and the other components of the Lease embody and constitute the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, representations and statements, oral or written, relating to the subject matter hereof are merged therein.

         8. Neither this Amendment nor any provision contained herein may be amended, modified or extended except by an instrument signed by the party against whom enforcement of such amendment, modifications or extension is sought.

         9. This Amendment may be executed in counterparts, each of which shall be deemed a duplicate original hereof.

         IN WITNESS WHEREOF, this Amendment has been executed by LESSOR and LESSEE as of the day and year first above written.



                                        VITAMIN REALTY ASSOCIATES, L.L.C.



                                        By:
                                                 ------------------------------
                                                 Name:  Eric Friedman
                                                 Title: Member



                                        WIRE ONE TECHNOLOGIES, INC.



                                        By:
                                                 ------------------------------
                                                 Name:  Jonathan Birkhahn
                                                 Title: EVP Business Affairs and
                                                        General Counsel





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                                   SCHEDULE B

                                   BASIC RENT

                  The Basic Rent shall be payable in equal monthly installments, in advance, on the Basic Rent Payment Dates. The Basic Rent for the Term shall be as follows:

                  (a) for the period from the Commencement Date to, but not including, the Inclusion Date (defined in the First Amendment), the Basic Rent shall be $62,680.00 per annum, payable in equal monthly installments of $5,306.67;

                  (b) for the period from the Inclusion Date to, but not including, the Amendment Commencement Date (defined in the Second Amendment), the Basic Rent shall be $87,040.00 per annum, payable in equal monthly installments of $7,253.33;

                  (c) for the period from the Amendment Commencement Date to, but not including, the First Additional Space Commencement Date (defined in the Third Amendment), the Basic Rent shall be $122,846.00 per annum, payable in equal monthly installments of $10,237,17;

                  (d) for the period from the First Additional Space Commencement Date to, but not including, the Second Additional Space Commencement Date (defined in the Third Amendment), the Basic Rent shall be $139,928.00 per annum, payable in equal monthly installments of $11,660.67;

                  (e) for the period from the Second Additional Space Commencement Date to, but not including, the Expansion Space Commencement Date (defined in the Fourth Amendment), the Basic Rent shall be $193,720.00 per annum, payable in equal monthly installments of $16,143.33;

                  (f) for the period from the Expansion Space Commencement Date to, but not including, May 1, 2001, the Basic Rent shall be $259,100.00 per annum, payable in equal monthly installments of $21,591.67;

                  (g) for the period from May 1, 2001, to, but not including, the Contraction Space Commencement Date, the Basic Rent shall be $316,268.00 per annum, payable in monthly installments of $26,355.67; and

                  (h) for the period from the Contraction Space Commencement Date to, and including, the Termination Date, the Basic Rent shall be $161,526.00 per annum, payable in monthly installments of $13,460.50.





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